UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2007

CAPITAL ONE FINANCIAL

CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On April 19, 2007, Capital One Financial Corporation furnished a Form 8-K Current Report that included a press release dated April 19, 2007, announcing the Company’s financial results for the quarter ended March 31, 2007. This Form 8-K/A is being filed to replace certain information included in the press release (Exhibit 99.1) and incorporated by reference into such Form 8-K Current Report. Specifically, this Form 8-K/A is being filed to replace the amounts reported for: (a) the Loan Held for Investment Yield; (b) Net Interest Margin – Loans; and (c) Net Interest Margin – Deposits within the Local Banking segment information included in such Form 8-K Current Report. The information included in that prior Form 8-K Current Report is not otherwise being amended. The corrections are as follows:

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY

MANAGED BASIS

	2007	2006	2006	2006	2006
(in thousands)	Q1	Q4	Q3	Q2	Q1

Local Banking: (1)

Loan Held for Investment Yield	6.99%	7.98%	8.02%	7.63%	7.38%
Net Interest Margin – Loans (2)	1.91%	3.21%	3.30%	3.18%	3.28%
Net Interest Margin – Deposits (3)	1.98%	1.50%	1.62%	1.59%	1.53%

(1)	Results of the North Fork acquisition were included in the Other category for Q4 2006.
(2)	Interest Income – funds transfer pricing charges divided by average managed loans
(3)	Interest Expense – funds transfer pricing credits divided by average retail deposits

The information provided pursuant to this Item 2.02 shall not be deemed “filed” for the purposes of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01.	Other Events.

(a)	Cautionary Factors.

The information provided pursuant to Item 2.02 contains forward-looking statements, which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following:

•	continued intense competition from numerous providers of products and services which compete with the Company’s businesses;

•	changes in interest rates;

•	the success of the Company’s marketing efforts;

•	an increase or decrease in credit losses (including increases due to a worsening of general economic conditions);

•

the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth;

•	financial, legal, regulatory, accounting changes or actions that may affect investment in, or the overall performance of, a product or business;

•	general economic conditions affecting consumer income, spending and savings which may affect consumer bankruptcies and defaults, charge-offs, and deposit activity;

•

with respect to financial and other products, changes in the Company’s aggregate loan balances and/or number of customers and the growth rate and composition thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of loan balances;

•	the amount of deposit growth;

•	general economic conditions in the mortgage industry;

•	changes in the reputation of the credit card industry and/or the Company with respect to practices or products;

•	any significant disruption in our operations or technology platform;

•	the Company’s ability to maintain a compliance infrastructure suitable for its size and complexity;

•	the amount of, and rate of growth in, the Company’s expenses as the Company’s business develops or changes or as it expands into new market areas;

•	the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses;

•	the Company’s ability to execute on its strategic and operational plans;

•	any significant disruption of, or loss of public confidence in, the United States Mail service affecting our response rates and consumer payments;

•	the ability of the Company to recruit and retain experienced personnel to assist in the management and operations of new products and services;

•	the risk that the businesses acquired by the Company will not be integrated successfully;

•	the risk that the cost savings and any other synergies from the acquisitions may not be fully realized or may take longer to realize than expected;

•	disruption from the acquisitions making it more difficult to maintain relationships with customers, employees or suppliers; and

•

other risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2006, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: May 9, 2007	By:	/s/ GARY L. PERLIN
Gary L. Perlin Chief Financial Officer